Exhibit 99.2

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Convergex Group, LLC and Subsidiaries
As of March 31, 2017 and December 31, 2016
and the three month periods ended March 31, 2017 and 2016

Convergex Group, LLC and Subsidiaries
Unaudited Consolidated Financial Statements
As of March 31, 2017 and December 31, 2016
and the three month periods ended March 31, 2017 and 2016

Convergex Group, LLC and Subsidiaries
Consolidated Balance Sheets
(In Millions)
(Unaudited)

	March 31, 2017	December 31, 2016
Current Assets:
Cash and cash equivalents	$105.9	$147.0
Restricted cash and securities	147.3	136.3
Receivables related to securities transactions, net of allowance	469.7	469.4
for prepaid research of $1.9 and $2.1, respectively
Accounts receivable and accrued revenue, net of allowance for	3.7	5.0
doubtful accounts of $0.8 and $1.0, respectively
Prepaid expenses	3.2	4.3
Other current assets	3.3	0.8
Current assets of discontinued operations (Note 4)	-	12.8
Total Current Assets	733.1	775.6

Fixed assets, at cost, net of accumulated depreciation & amortization	18.7	19.8
of $64.2 and $62.1, respectively
Intangible assets, net of accumulated amortization of $211.9	2.4	3.0
and $201.8, respectively
Other assets	3.9	3.8
Assets of discontinued operations (Note 4)	-	8.1
Total Assets	$758.1	$810.3

Liabilities and members' equity
Current Liabilities:
Payables related to securities transactions	$463.5	$460.0
Commission management payable	88.7	92.7
Accrued expenses & compensation	34.1	48.5
Payable to Parent (Note 13)	1.5	26.1
Subordinated debt (Note 9)	-	10.0
Other current liabilities	0.4	0.4
Current liabilities of discontinued operations (Note 4)	-	6.9
Total Current Liabilities	588.2	644.6

Deferred tax liabilities	0.1	0.1
Other liabilities	20.3	18.3
Liabilities of discontinued operations (Note 4)	-	2.8
Total Liabilities	608.6	665.8

Members' equity	149.5	144.5

Total Liabilities and members' equity	$758.1	$810.3

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Convergex Group, LLC and Subsidiaries
Consolidated Statements of Comprehensive Loss
(In Millions)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Commissions and fees, net	$42.1	$53.0
Expense reimbursements	10.0	7.9
Interest income	4.4	3.1
Other income	1.3	1.9
Total Revenues	57.8	65.9

Expenses
Compensation and benefits	28.0	27.4
Brokerage, clearing and exchange fees	12.9	15.7
Cost of expense reimbursements	10.0	7.9
Communications and technology	10.6	10.1
General & administrative	3.7	3.9
Depreciation and amortization	2.1	2.3
Occupancy	2.1	2.1
Interest	2.1	1.4
Amortization of intangible assets	0.7	0.8
Restructuring	0.1	0.4
Other expenses	(1.7)	2.1
Total Expenses	70.6	74.1

Loss from Continuing Operations before taxes	(12.8)	(8.2)
Provision for income taxes	0.0	(0.1)
Net Loss from Continuing Operations	(12.8)	(8.3)

Income from Discontinued Operations, net of tax	2.2	5.3
Net Loss	(10.6)	(3.0)

Other comprehensive (loss) income from continuing operations
Foreign currency translation adjustment	0.1	(0.1)
Total other comprehensive (loss) income	0.1	(0.1)

Total comprehensive (loss) income	$(10.5)	$(3.1)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Convergex Group, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity
(In Millions)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Balance, beginning of period	$144.5	$168.6
Contribution from Holdings	29.7	-
Non-Cash Distribution	(14.2)	-
Comprehensive Loss	(10.5)	(3.1)
Balance, end of period	$149.5	$165.5

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Convergex Group, LLC and Subsidiaries
Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(10.6)	$(3.0)
Minus: Income from discontinued operations	2.2	5.3
Net loss from continuing operations	(12.8)	(8.3)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	2.1	2.3
Amortization of intangible assets	0.7	0.8
Deferred income taxes	-	0.1
Change in operating assets and liabilities:
Non securities clearing current assets and current liabilities:
Accounts receivable and accrued revenue	1.3	(1.4)
Prepaid expenses	1.1	(0.3)
Other current assets	(2.5)	0.6
Accrued expenses and compensation	(14.4)	(14.0)
Other current liabilities	0.0	0.4
Securities clearing assets and liabilities:
Restricted cash and securities	(11.0)	13.6
Receivables related to securities transactions	(0.3)	(138.2)
Payables related to securities transactions	3.5	137.4
Commission management payable	(4.0)	5.7
Non-current assets and liabilities:
Other assets	(0.1)	0.1
Other liabilities	2.0	1.8
Net cash flow provided by (used in) operating activities from continuing operations	(34.4)	0.4
Net cash flow provided by operating activities from discontinued operations	(0.8)	7.5
Net cash flow provided by (used in) operating activities	(35.2)	7.9

Cash flows from investing activities
Purchase of fixed assets, including internally developed software	(1.0)	(1.2)
Net cash used in investing activities	(1.0)	(1.2)

Cash flows from financing activities
Repayment of short term borrowings	(24.6)	(6.6)
Repayment of subordinated liabilities	(10.0)	-
Capital contribution	29.7	-
Principal payments on capital lease obligations	-	(0.8)
Net cash used in financing activities	(4.9)	(7.4)

Net increase in cash and cash equivalents	(41.1)	(0.7)
Cash and cash equivalents, at beginning of period	147.0	134.9
Cash and cash equivalents, at end of period	105.9	134.2

Supplemental cash flow information
Cash paid during the year for interest	$2.4	$1.4
Cash paid during the year for income taxes, net	$—	$—
The accompanying notes are an integral part of these unaudited consolidated financial statements.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

1. Business Description
Convergex Group, LLC (the “Company”), is an agency focused global brokerage and trading related service provider with subsidiaries in the global high-touch and electronic trading, prime brokerage, clearing, and commission management business lines. It is a Delaware limited liability company, formed on June 26, 2006, and commenced operations on October 2, 2006. The Company is 99% owned by Convergex Holdings, LLC (“Holdings”), a holding company entity formed in 2006 upon completing the acquisitions of Eze Castle Software, Inc. and certain subsidiaries of the Bank of New York Company, Inc., a predecessor to The Bank of New York Mellon Corporation (“BNYM”). The remaining 1% is owned by GTCR Golder Rauner II, L.L.C. (“GTCR”), a private equity firm.
Holdings is authorized to issue equity interests in the Company designed as units. The total number of units that Holdings has the authority to issue is 100. All 100 units have been issued and are outstanding.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and were developed in accordance with the Accounting Standards Codification (“ASC”), as set forth by the Financial Accounting Standards Board (“FASB”).

2. Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Discontinued Operations
On March 1, 2017, Holdings completed its Asset Purchase Agreement with Dash Financial Holdings LLC (“Dash”), whereby the Company contributed the assets and liabilities of the Options Technology Trading business (“contributed net assets”) to two new entities controlled by Dash in exchange for 65% of the equity interests of Dash. A subsidiary of Dash contributed their agency execution and analytics platform in return for a 35% ownership in Dash. The contributed net assets are presented as a discontinued operation in the Company’s consolidated financial statements for all periods presented (See Note 4).

Use of Estimates
The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated financial statements and the accompanying notes. These estimates and assumptions are based on the best available information but actual results could be different.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Revenue Recognition
The Company provides trade execution, routing, commission management, and other services to clients using the Company’s technology infrastructure. The Company typically enters into agreements with clients to provide services on a fee for services basis, a monthly flat fee or a combination of fee for service and flat fees. Fees for services are generally calculated based on transactions processed through our systems or technology-enabled services and may include periodic minimum usage fees, which are generally determined on a monthly basis before revenue is recorded. Periodic minimum usage fees apply to connectivity and routing commissions, which are generally determined on a monthly basis.
The Company recognizes revenue for its services, provided that persuasive evidence of the arrangement exists, related fees are fixed or determinable, and collection of the related receivable is reasonably assured. The Company adjusts revenue in situations where client concessions, rebates or volume based discounts may be offered. Revenue is only recognized if the estimates of such modifications can be reasonably and reliably determined. The Company bases its estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

Clients are offered the opportunity to initiate transactions directly through software provided by the Company or through interfaces to client systems provided by the Company. Alternatively, the Company can initiate transactions on the client’s behalf. Revenues related to securities transactions are generally recognized on a trade date basis. Fees are collected directly from the client’s account on settlement date or billed monthly in arrears.
The Company allows institutional customers to allocate a portion of their gross commissions to pay for research products and other services provided by third parties under Section 28(e) of the Securities Exchange Act of 1934, commission recapture payments to be paid to plan sponsors, and other payments as directed by the customer. The amounts allocated for those purposes are commonly referred to as soft dollar and commission recapture arrangements.

Commissions and Fees, Net

Commission revenue is recorded when earned on a trade date basis and the costs of soft dollar and commission recapture arrangements are recorded on an accrual basis for each eligible trade and netted against commission revenue on the consolidated statements of comprehensive loss. Accrued soft dollar research and commission recapture payable is classified as commission management payable on the consolidated balance sheet.

The Company earns options routing fees by directing trading volume to options exchanges and market makers. Fees are recorded as revenue when the service is delivered, provided that persuasive evidence of the agreement exists, related fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Expense Reimbursements

Commissions and fees, net, does not include reimbursement for certain expenses such as exchange fees and fees due to regulatory or governmental agencies. Regulatory agencies view the Company as the primary obligor for these items and consequently these reimbursements are recorded as revenue when the transaction that generates the surcharge occurs and the related expense is recognized. Additionally, the Company contracts with certain clients on a cost-plus basis and engages with contractors from time to time to perform services directly for clients. When separate execution fees are charged directly to a client or a contractor is paid a fixed percentage of the revenue they generate, the separate execution fees or contractor’s portion of revenue is classified as reimbursed expenses and recorded when the services are delivered or transactions occur. Reimbursed expenses are either deducted directly from the settlement value of transactions or billed monthly in arrears.

Interest income
Interest income consists of interest earned from securities borrowed transactions, client deposits, other client financing activities with clearing brokers and deposits held at financial institutions and clearing organizations. Interest income is recorded on an accrual basis.
Other Income

Other income on the consolidated statements of comprehensive loss primarily includes software technology fees, service fee income and interest income. Software technology fees include revenues from software licenses, maintenance, facilities management and custom development. Fixed-term software licensing fees are recognized as revenue on a straight-line basis over the term of the agreement after installation is complete. Custom work projects are recognized as revenue when the project is completed and accepted by the customer. Service fee income is for management and technical services and is recorded when the services are delivered. Interest income consists of interest earned from securities borrowed transactions and deposits held at financial institutions and clearing organizations. The Company also charges sweep fees related to deposits or balances maintained by customers. Sweep fees are determined based on the difference between what the Company earns or pays related to the balance relative to what the Company pays to or is paid by the customer. Interest income is recorded on an accrual basis.

Cash and Cash Equivalents
All unrestricted highly liquid investments with initial or remaining maturities of less than 90 days at the time of purchase are considered cash and cash equivalents. These investments include demand deposits and money market accounts.
Restricted Cash and Securities
Restricted cash and securities include cash pledged as security for letters of credit, cash deposited in special reserve bank accounts in accordance with broker-dealer regulatory requirements, and cash on deposit with

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
clearing organizations to collateralize outstanding trade settlements at year end. Such deposits may earn interest which is recorded on an accrual basis.
Securities Transactions
Securities transactions are recorded on a trade date basis. Receivables related to securities transactions include amounts receivable for fails to deliver, cash deposits for securities borrowed plus the related interest receivable, amounts receivable from clearing organizations, and commissions receivable from broker dealers.

The Company typically borrows securities when securities are needed to deliver against a settling transaction, such as non-standard settlements requested by a customer or a fail to receive, or to facilitate securities lending to customers. Securities borrowed transactions require the Company to deposit cash or other collateral that has a fair market value equal to or greater than the fair market value of the securities borrowed. The Company monitors the fair value of the securities borrowed or loaned on a regular basis and adjusts the collateral, as appropriate.

Securities held by the Company and intended for settlement against customer orders are held as collateral for customer receivables. Securities owned by customers, including those that collateralize margin, are not reflected as assets of the Company in the consolidated financial statements.

Payables related to securities transactions include amounts payable for fails to receive, cash received for securities loaned plus the related interest payable, and amounts payable to broker-dealers and clearing organizations on open transactions. The Company typically loans securities in order to fund non-standard settlements requested by a customer or a fail to deliver, or to assist clients to help fulfill their short selling requirements, or to facilitate securities borrowing from customers. Securities loaned transactions allow the Company to receive cash that is less than or equal to the market value of the securities loaned. Securities loaned transactions are recorded at the value of the cash received by the Company. The Company monitors the fair value of the securities loaned on a regular basis and adjusts the cash received, as appropriate. Interest on securities loaned transactions is included in interest expense on the consolidated statements of comprehensive loss.

For consolidated financial statement purposes, we do not offset our securities borrowing or securities lending transactions because the conditions for netting as specified by U.S. GAAP are not met. Our securities borrowing and securities lending transactions are governed by master agreements that are widely used by counterparties and that may allow for net settlements of payments in the normal course as well as offsetting of all contracts with a given counterparty in the event of bankruptcy or default of one of the two parties to the transaction. A prepaid research asset is established for research and research related services disbursed in advance of anticipated customer commission volumes. Such receivables may not be evidenced by contractual obligations.
Prepaid research is included in receivables related to securities transactions, net of allowance on the consolidated balance sheet. Accruals for commission sharing arrangements, commission recapture payments

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
owed to asset owners, and other payments directed by the customers are classified as commission management payable on the consolidated balance sheets.

Allowance for Doubtful Accounts
The allowance for doubtful accounts is based on the Company’s assessment of the collectability of receivables related to securities transactions, prepaid research, and other receivables. The Company considers factors such as historical experience, credit quality, age of balances, and current economic conditions that may affect collectability in determining the allowance for doubtful accounts. Specifically for prepaid research, the Company also evaluates the business operations, as well as its historical, current and forecasted trading activity in determining the allowance for doubtful accounts. Expense related to the allowance for doubtful accounts as well as any recoveries of amounts previously charged is reflected in general and administrative expenses on the consolidated statements of comprehensive loss.
Fair Value of Financial Instruments
The carrying amounts reported on the consolidated balance sheets for cash and cash equivalents approximate fair value based on the on-demand nature of cash and the short-term maturity and the daily pricing mechanisms for cash equivalents. Securities owned and securities sold short, not yet purchased are recorded at fair value on a trade date basis and reported at quoted market prices for identical assets or liabilities in active markets.
Fixed Assets
Fixed assets are reported at cost, net of accumulated depreciation and amortization. Furniture and equipment and computer hardware are depreciated on a straight-line basis over estimated useful lives between three and fifteen years. Purchased software costs are amortized on a straight-line basis over useful lives between three and five years. Leasehold improvements are amortized on a straight-line basis over the life of the lease or the improvement, whichever is shorter.
Internally Developed Software Costs
The Company capitalizes certain costs incurred in connection with developing or modifying software for internal use. Qualifying internally developed software costs are capitalized and amortized over the estimated useful life of the software ranging from three to ten years. The Company evaluates internally developed software for impairment on at least an annual basis and whenever changes in circumstances indicate impairment could exist.
Intangible Assets
Identifiable intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives, which are one to twelve years from the date of the original acquisition, and are also reviewed at least annually for impairment or whenever changes in circumstances indicate impairment can exist. Identifiable intangible assets consist of customer lists, acquired technology, and tradenames.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Deferred Compensation
The Company provides a portion of each highly compensated individual’s annual bonus as a long-term cash award. The Company has two deferred compensation plans, the Convergex Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) and the LiquidPoint Supplemental Retention Plan (the “Supplemental Retention Plan”).
Under the Deferred Compensation Plan, employees vest over 40 months of service, including the year for which the award was granted, and are payable at the end of that period. Compensation expense is accrued ratably over that period. As part of the Deferred Compensation Plan, employees can elect to index their deferral to various investment options. Increases (decreases) in amounts owed to employees based on the performance of their investment elections are included in compensation and benefits expense in the consolidated statements of comprehensive loss. Payments to the employees are made on the payment date in the amount of the initial award adjusted by the percentage change in value of any elected investment options. In order to hedge the risk associated with changes in the amounts due to employees upon vesting, the Company may purchase investments similar to the elected options. The plan investments had no material effect on the Company’s financial position in 2017 and 2016.
Under the Supplemental Retention Plan, awards are paid at the beginning of the year following the year the award was granted and in each of the two subsequent years. Expense related to these awards is recognized ratably over the service period of three years including the year for which the award was granted.
Derivatives
The Company’s subsidiaries utilize foreign exchange forward contracts from time to time to reduce its exposure to fluctuations in foreign exchange rates. These instruments are recorded at fair value based on industry standard pricing services. Gains and losses on these contracts are recorded on a trade date basis.
Foreign Currency Translation
Certain subsidiaries of the Company have functional currencies other than U.S. dollars (“USD”). Asset and liability accounts for these subsidiaries are translated into USD using the exchange rate in effect at each consolidated balance sheet date. Income and expense accounts are translated using an average rate of exchange during each monthly accounting period. Foreign currency translation adjustments are accumulated as a component of other comprehensive loss within members’ equity.
Income Taxes
The Company, as a multi-member limited liability company, is treated as a partnership for federal, state and local income tax purposes and is not subject to U.S. federal income tax. Certain other subsidiaries are subject to unincorporated business taxes in applicable jurisdictions, including New York City, or income taxes in foreign jurisdictions in which they conduct business.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the expected future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be in effect when those temporary differences are expected to reverse. A valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized.
In accordance with ASC 740, Accounting for Income Taxes, an entity is permitted to recognize the benefits of uncertain tax positions only where the position is “more likely than not” to be sustained in the event of examination by tax authorities based on the technical merits of the position. The maximum tax benefit recognized is limited to the amount that is greater than 50% likely to be realized upon ultimate settlement. The Company’s policy is to record interest and penalties related to income taxes as a component of the provision for income tax.
3. Recent Accounting Developments
Recently Issued Accounting Pronouncements
ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), provides principles that govern the recognition of revenue at an amount an entity expects to be entitled to when goods or services are promised to customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 and early adoption is permitted. Subsequently, ASU 2016-08, Revenue from Contracts with Customers (Topic 606):Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); and ASU No.2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”). The Company is currently assessing the future impact these standards will have on the Company's consolidated financial statements.
ASU 2014-11, Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures (“ASU 2014-11”), which amends the accounting guidance for certain repurchase agreement transactions and repurchase agreements executed as repurchase financings and requires enhanced disclosures. The impact of adopting this ASU did not have a material impact on the Company’s consolidated balance sheets. See Note 18 for disclosures required by this ASU.
ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), provides guidance for management to evaluate whether there is a substantial doubt about an entity’s going concern and to provide related footnote disclosures. In connection with preparing consolidated financial statements for each reporting period, an entity’s management should evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.
4. Discontinued Operations
On March 1, 2017, Holdings completed its Asset Purchase Agreement with Dash and its subsidiaries, whereby Group contributed the contributed net assets to two new entities controlled by Dash in exchange for 65% of the

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

4. Discontinued Operations (continued)

equity interests of Dash. Dash Financial contributed their agency execution and analytics platform in return for a 35% ownership in Dash to Group, which was then immediately contributed to Holdings. The contributed net assets are presented as a discontinued operation in the Company’s consolidated financial statements for all periods presented.

The transaction resulted in a transfer of $14.2 million in net assets from the Company’s subsidiaries to the two new entities.

In connection with this transaction, both the Company and Dash agreed to provide certain support services for varying periods of time up to 12 months after the closing date pursuant to transaction services agreements. Services provided include human resources, finance, tax, billing, compliance, legal, and technology assistance.
The Company also agreed to provide certain post-trade operational, trade reporting, clearance, and settlement support to Dash.

The following table sets forth details of net income from discontinued operations for the three months ended March 31, 2017 and 2016, (amounts in millions):

	For the Three Months Ended March 31,
	2017	2016
Revenues
Commissions and fees, net	$5.5	$12.1
Expense reimbursements	2.4	4.5
Other income	2.1	2.6
Total Revenues	$10.0	$19.2

Expenses
Compensation and benefits	$3.0	$6.1
Brokerage, clearing and exchange fees	0.9	1.2
Cost of expense reimbursements	2.4	4.5
Communications and technology	0.7	0.8
General & administrative	0.2	0.2
Depreciation and amortization	0.3	0.5
Occupancy	0.1	0.1
Amortization of intangible assets	0.2	0.4
Restructuring	0.0	0.1
Other expenses	-	-
Total Expenses	$7.8	$13.9

(Provision)/benefit for income taxes	-	-
Net Gain from Discontinued Operations	$2.2	$5.3

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

4. Discontinued Operations (continued)

The following table sets forth details of the classes of assets and liabilities of discontinued operations as of March 31, 2017 and December 31, 2016 (amounts in millions):

	March 31, 2017	December 31, 2016
Assets
Current Assets:
Receivables related to securities transactions, net of allowance	$0.0	$6.8
for prepaid research
Accounts receivable and accrued revenue, net of allowance for	0.0	6.0
Total Current Assets	$0.0	$12.8

Fixed assets, at cost, net of accumulated depreciation & amortization	$0.0	$4.9
Intangible assets, net of accumulated amortization	0.0	2.8
Other assets	0.0	0.4
Total Assets	$0.0	$20.9

Liabilities
Current Liabilities:
Accrued expenses & compensation	$0.0	$6.9
Total Current Liabilities	$0.0	$6.9

Other liabilities	$0.0	$2.8
Total Liabilities	$0.0	$9.7

5. Financial Instruments
All financial instruments are measured and reported on a fair value basis. ASC 820, Fair Value Measurement, defines fair value and establishes a framework for measuring fair value, as well as a fair value hierarchy based on inputs used to measure fair value.
This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.
Fair Value Hierarchy
Financial assets and liabilities are classified based on inputs used to establish fair value as follows:
Level 1: Valuation inputs are unadjusted quoted market prices for identical assets or liabilities in active markets. Level 1 financial instruments consist of securities owned and securities sold not yet purchased and consist of US equity securities positions temporarily held by the Company that result from the normal course of agency brokerage.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

5. Financial Instruments (continued)
Level 2: Valuation inputs are quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets and other valuation techniques utilizing observable inputs directly or indirectly related to the asset or liability being measured. Level 2 financial instruments consist of a certificate of deposit the Company has pledged as security for an outstanding letter of credit. The fair value of certificates of deposit is determined by using a discounted cash flow methodology.
Level 3: Valuation techniques utilize inputs that are unobservable and significant to the fair value measurement.
As of March 31, 2017 and December, 31, 2016, there were no material assets or liabilities measured at fair value.
Other financial instruments are recorded by the Company at contract amounts, which approximate fair value and include cash (Level 1); receivables from and payables to broker, dealers, and clearing organizations (Level 2); deposits with clearing organizations; and receivables from and payables to customers (Level 2). These financial instruments are considered to approximate their carrying amounts because they have limited counterparty credit risk, are short-term, or bear interest at market rates and, accordingly, are carried at amounts which are a reasonable estimate of fair value.
There were no transfers among levels during 2017 and 2016.
6. Consolidated Balance Sheet Detail
Receivables Related to Securities Transactions
Amounts receivable related to securities transactions include: (all amounts in millions)

	March 31, 2017	December 31, 2016

Customers	$40.2	$25.2
Broker-dealers, net of allowance of $0.0 and $0.1, respectively	84.2	55.4
Clearing organizations	23.3	21.6
Securities borrowed	312.1	357.2
Prepaid research, net of allowance of $1.9 and $1.9, respectively	9.7	9.7
Other	0.2	0.3
Total receivables related to securities transactions	$469.7	$469.4

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

6. Consolidated Balance Sheet Detail (continued)
All material unsettled customer securities, broker-dealer and clearing organization transactions included above, settled subsequent to year end without any material financial effect.
Fixed Assets
Fixed assets are as follows: (all amounts in millions)

	March 31, 2017	December 31, 2016
Internally developed software	$47.2	$46.3
Computer hardware	22.1	22.1
Leasehold improvements	7.8	7.8
Purchased software	4.5	4.4
Furniture and equipment	1.3	1.3
	82.9	81.9
Accumulated depreciation and amortization	(64.2)	(62.1)
Total fixed assets	$18.7	$19.8

Included in computer hardware and the related accumulated depreciation are $5.5 million and $4.4 million, and $5.5 million and $4.3 million as of March 31, 2017 and December 31, 2016, respectively, related to assets acquired under capital lease arrangements. Included in the consolidated statements of comprehensive loss is $0.2 million and $0.2 million relating to the three months ended March 31, 2017 and March 31, 2016, respectively, of depreciation expense related to these capital leases.

Included in other liabilities on the consolidated balance sheet are $0.7 million due in 2017 and $0.4 million due in 2018, which represents remaining principal payments due under capital lease obligations at March 31, 2017.
The Company capitalized $0.9 million and $0.8 million in the three months ended March 31, 2017 and 2016 of internally developed software costs.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

7. Intangible Assets
Intangible assets are as follows: (all amounts in millions)

	At Acquisition Value	Accumulated Amortization	Net Book Value	Initial Weighted Average Useful Life (Years)

Customer lists
March 31, 2017	$206.4	$(204.0)	$2.4	9
December 31, 2016	$204.8	$(201.8)	$3.0	9

Future amortization expense of acquired intangible assets: (all amounts in millions)

Year Ending December 31:
2017	$2.2
2018	0.2
Total	$2.4

8. Payables Related to Securities Transactions
Amounts payable related to securities transactions include: (all amounts in millions)

	March 31, 2017	December 31, 2016

Customers	$19.0	$13.1
Broker-dealers	61.3	56.7
Clearing organizations	23.0	9.6
Securities loaned	360.2	380.6
Total payables related to securities transactions	$463.5	$460.0

All material unsettled customer securities and broker-dealer transactions included above, settled subsequent to year end without any material financial effect.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

9. Subordinated Liabilities and Liquidity Arrangements
 Subordinated Liabilities
On February 28, 2017, one of the Company’s broker-dealer subsidiaries, Convergex Execution Solutions (“CES”), repaid its $10 million floating rate revolving term subordinated note with BNY Mellon scheduled to expire on December 18, 2017. At December 31, 2016, this subordinated borrowing facility was fully drawn to $10 million. The subordinated borrowing facility had an interest rate of LIBOR plus 6.00%, or the alternative base rate “ABR” plus 4.75%. In addition, this subordinated borrowing facility had an annual commitment fee of 0.50% on the unutilized amount of the note which was payable quarterly. The subordinated borrowing facility was available in computing CES’ net capital under the Securities and Exchange Commission’s Uniform Net Capital Rule. To the extent that such borrowing is required for the Company’s continued compliance with minimum net capital requirements, it may not be repaid. Included in interest expense on the consolidated statements of comprehensive loss is interest expense of $0.1 million and $0.1 million for the three months ended March 31, 2017 and 2016, related to this subordinated note and a payable of $0.0 million and $0.03 million, was included, net of other receivables from BNY Mellon, in other assets on the consolidated balance sheets, at March 31, 2017 and December 31, 2016.

Financing Arrangements
The Company enters into secured and unsecured borrowing agreements to obtain funding necessary to cover daily securities settlements with clearing corporations. Funding is required for unsettled customer delivery versus payment and riskless principal transactions, as well as to meet deposit requirements with clearing organizations. Secured financing arrangements are collateralized by the unsettled customer securities.
The Company maintains uncommitted financing arrangements with affiliates and non-affiliates, the details of which are summarized below as of March 31, 2017. All non-affiliated arrangements are with large financial institutions.

	Maturity Date	Rate	Total Amount Available	Amount Outstanding
Affiliates
Unsecured
BNY Mellon	None	Various + 2%	$15,000,000	–

Secured
BNY Mellon	None	Rate set by Bank	100,000,000	–
BNY Mellon	None	Various + 2.25%	125,000,000	–
Total affiliates			240,000,000	–
Non-affiliates
Secured	August 31, 2017	Libor + 0.75%	50,000,000	–
Secured	None	Fed funds effective rate plus 1%	100,000,000	–
Unsecured	July 1, 2017	Fed funds effective rate plus 2.5%	30,000,000	–
Total non-affiliates			180,000,000	–
Total			$420,000,000	–

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

9. Subordinated Liabilities and Liquidity Arrangements (continued)
Included in interest expense on the consolidated statements of comprehensive loss are $0.1 million and $0.0 million for all periodic borrowings under the liquidity facilities for the three months ended March 31, 2017 and 2016.
10. Retirement Plans
The Company has two defined contribution retirement plans. Employees of the Company’s United States of America (“US”) businesses who meet eligibility requirements have the option of contributing to the US plan. The Company makes contributions at its discretion to the US plan in the form of profit sharing and/or matching contributions. Profit sharing percentages and Company match formulas are determined based on employee groups. Additionally, the Company also has one United Kingdom (“UK”) defined contribution plan. The cost for these benefit plans was $0.1 million and $0.2 million for the three months ended March 31, 2017 and 2016.
11. Impairment of Intangible Assets and Restructuring
The Company’s intangible assets are tested for impairment whenever events or changes in circumstances indicate that an asset’s or asset group’s carrying value may not be fully recoverable.
To the extent the carrying value of an asset exceeds the projected undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group, the Company determines the asset is impaired and records an impairment loss equal to the difference between the estimated fair value and the carrying value of the asset or asset group. As of March 31, 2017 and December 31, 2016, the Company has determined that there is no impairment to the intangible assets.
12. Income Taxes
The Company is a limited liability company that is treated as a partnership for federal, state, and local income tax purposes, and as such, is generally not liable for federal and state income taxes as an entity. The Company is subject to New York City unincorporated business tax (“UBT”) on their U.S. earnings apportioned to New York City based on a statutory rate of 4%. Certain of its subsidiaries are subject to income tax of the foreign countries in which they conduct business.
The components of loss before income taxes were as follows (in millions):

	Three Months Ended March 31,2017	Three Months Ended March 31, 2016

Total	$(12.8)	$(8.2)

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

12. Income Taxes (continued)
The components of the provision for (benefit from) income taxes consist of the following (in millions):

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Current:
State and local expense (benefit)	$0.0	$0.0
Total current income tax expense (benefit)	$0.0	$0.0

Deferred:
State and local expense (benefit)	$0.1	$0.3
Foreign expense	0.0	0.1
Change in valuation allowance	(0.1)	(0.3)
Total deferred income tax expense (benefit)	0.0	0.1
Total income tax expense (benefit)	$0.0	$0.1

The effective tax rate differs from the federal statutory rate of 35% primarily due to state and local taxes, income passed through and taxed at the partner level, and changes in valuation allowance.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Significant components of the Company’s gross deferred tax assets include amortization of intangibles and net operating losses. The total deferred tax assets, liabilities and valuation allowance are as follows (in millions):

	March 31, 2017	March 31, 2016

Deferred tax assets	$7.0	$7.6
Valuation allowance	(7.0)	(7.6)
Total deferred tax assets	0.0	0.0

Deferred tax liabilities	0.1	0.0
Total deferred tax liabilities	0.1	0.0
Net total deferred taxes	0.1	0.0

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

12. Income Taxes (continued)
A valuation allowance was recorded against the deferred tax assets for the years ended March 31, 2017 and 2016, as management believes that it is “more likely than not” that the deferred tax assets will not be realized in a future period. The net change in the valuation allowance for the year ended March 31, 2017, was a decrease of $0.1 million and the net change for the year ended March 31, 2016 was an increase of $0.4 million.
Long term income taxes payable includes a reserve for uncertain tax positions of $4.6 million as of March 31, 2017, and the reserve was $4.7 million as of March 31, 2016.
The Company recognizes interest and penalties related to uncertain tax positions as a component of the income tax provision. As of March 31, 2017, the Company had recognized $2.7 million of interest accrued on unrecognized tax benefits, which was included in long-term income taxes payable. The Company recognized $3.1 million for the year ended March 31, 2016. While Management believes it has adequately provided for all tax positions, amounts asserted by tax authorities could be greater or less than the accrued estimates. Accordingly, the provisions on tax-related matters may change as revised estimates are made or the underlying matters are settled or otherwise resolved. As of March 31, 2017 and 2016, the Company does not believe the estimates, as otherwise provided for, on such tax positions will significantly increase or decrease within the next twelve months.
The Company is subject to examination by the IRS for tax years ended 2013 through 2016. The Company is also subject to examination by various state and local jurisdictions for tax years ended 2007 through 2016. If additional tax is assessed upon conclusion of the audits, an additional tax provision may need to be recorded. The impact of such adjustments in the Company’s tax accounts could have a material impact on the consolidated results of the operations in future periods. The total Company’s net operating loss balance is $151.3 million, due to expire beginning in 2033 through 2036.
13. Related Party Transactions
The Company enters into intercompany borrowings with Holdings in the normal course of business. The balances outstanding at March 31, 2017 and December 31, 2016, was $0.0 million and $26.1 million, respectively and is shown as Payable to Parent on the balance sheet. The interest expense related to these borrowing was $0.0 million and $0.2 million for the three months ended March 31, 2017 and 2016, respectively.
The Company generates revenues from BNYM for trade execution and clearing services, commission management tools and payment processing services. The Company provides commission management tools and payment processing services to certain unrelated customers where the Company invoices BNYM for the services provided; the revenues generated under these arrangements are not reflected below since BNYM is not the user of the services.
BNYM provides trade execution and clearing services to the Company. As part of its daily operations, the Company enters into securities borrowed and securities loaned transactions with BNYM.  The Company provides and receives certain management, administrative, and technical services from BNYM and sub-leases office space to BNYM.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

13. Related Party Transactions (continued)
The following table sets forth the Company’s related party assets and liabilities: (all amounts in millions)

	March 31, 2017	December 31, 2016

Assets
Restricted cash and securities	$1.5	$1.5
Receivables related to securities transactions	9.1	11.6
Other assets	0.1	0.1
Total assets	$10.7	$13.2

Liabilities
Payables related to securities transactions	$0.7	$26.9
Subordinated debt	-	10.0
Total liabilities	$0.7	$36.9

The following table sets forth the Company’s related party revenues and expenses between the Company and BNYM and its subsidiaries for the three months ended March 31, 2017 and 2016. Expense reimbursement revenues are excluded from the following table: (all amounts in millions)

	2017	2016
Revenues	$1.0	$2.0
Expenses	$(2.0)	$(1.4)

14. Derivatives
The Company utilizes foreign exchange forward contracts from time to time to reduce its exposure to fluctuations in foreign exchange rates. These instruments are recorded at fair value based on industry standard pricing services. Gains and losses on these contracts are recorded on a trade date basis and are included in other income, net on the consolidated statements of comprehensive loss. As of March 31, 2017 and December 31, 2016, the notional value of the foreign exchange forward contracts was $0.8 million and $0.8 million. The fair value of these outstanding foreign exchange forward contracts entered into with third parties was $0.8 million and $0.8 million, respectively. The Company recorded an immaterial net gain on foreign exchange forward contracts on the consolidated statements of comprehensive loss for the three months ended March 31, 2017 and 2016. The Company had no items designated as hedging instruments as of March 31, 2017 and December 31, 2016, or any time during this period.
15. Commitments and Contingencies
Leases
The Company leases office space and certain equipment under non-cancelable operating lease arrangements. Rent expense of $2.1 million and $2.1 million, was recorded as occupancy expense under these leases for the three months ended March 31, 2017 and 2016, respectively.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

15. Commitments and Contingencies (continued)
The Company is obligated under non-cancelable operating leases to pay the following minimum rentals as of March 31: (all amounts in millions)

	Lease Payments	Sublease Rentals Income	Net Lease Payments

2017	5.9	0.1	5.8
2018	8.0	0.1	7.9
2019	4.6	0.1	4.5
2020	1.1	0.1	1.0
2021	0.7	-	0.7
Thereafter	0.7	-	0.7
	$21.0	$0.4	$20.6

The operating leases are subject to periodic escalation charges. The Company’s operating leases expire on various dates between July 2018 and August 2022.
16. Deferred Compensation
Convergex provides a portion of each executive’s and other highly compensated individual’s annual bonus as a long-term cash award. Employees, who meet the required 40 months of service, including the year for which the award was granted, are vested and paid at the end of that period. Compensation expense is accrued ratably over that period. As part of the programs, employees can elect to index their deferral to various investment options. Payments to the employees are made on the payment date in the amount of the initial award adjusted by the percentage change in value of any elected investment options. In order to hedge the risk associated with changes in the amounts due to employees upon vesting, Group may purchase investments similar to the elected options. The plan had no material effect on the Company’s financial position in 2017 and 2016. Including the performance of the employees’ investment elections to date, the Company plans to make payments related to these deferred bonus programs of $5.1 million in 2017, $7.9 million in 2018 and $6.4 million in 2019.
17. Legal Contingencies
In the ordinary course of business, the Company and its subsidiaries are named as defendants in, or made parties to, pending and potential legal actions and regulatory matters. Claims for monetary damages are often asserted in many of these legal actions, while claims for disgorgement, penalties and/or other remedial sanctions, including business restrictions, may be sought in regulatory matters. It is inherently difficult to predict the eventual outcomes of such matters given their complexity and the particular facts and circumstances at issue.
The Company establishes accruals for litigation and regulatory matters when those matters proceed to a stage where they present loss contingencies that are both probable and reasonably estimable. In such cases, there may be a possible exposure to loss in excess of any amounts accrued. If a loss contingency is not both probable and reasonably estimable, the Company does not establish an accrual and the matter will continue to be monitored for any developments that would make the loss contingency both probable and reasonably estimable. If it becomes a reasonable possibility that a loss will exceed an amount recognized, the Company will accrue the estimated

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

17. Legal Contingencies (continued)
additional loss. The Company believes that no actions, other than the matters described below, depart from the customary litigation or regulatory inquiries incidental to its business.
In December 2013, the Company and certain subsidiaries (the “defendants”) were named in a lawsuit filed in the United States District Court for the Southern District of New York. The lawsuit is a purported class action brought on behalf of all participants, beneficiaries and named fiduciaries of ERISA plans affected by net trading by Convergex Global Markets (“CGM”) in Bermuda from 2006 to 2011. The lawsuit alleges breach of fiduciary duty and prohibited transactions under ERISA. The Company believes that it has numerous defenses to these claims and the defendants filed a motion to dismiss the complaint in March 2014. Thereafter, an amended complaint was filed in April 2014, with an additional named plaintiff but setting forth the same essential facts and causes of action as in the original complaint. The defendants filed a motion to dismiss and for summary judgment on June 9, 2014. In June 2015, the claims asserted on behalf of the second plaintiff, who had been added in the amended complaint, were voluntarily withdrawn without prejudice and the plaintiff filed a brief in opposition to defendants’ dispositive motion. On February 17, 2016, the court issued an opinion and order granting the defendants’ motion and dismissing the complaint with prejudice. The plaintiff subsequently filed a notice of appeal. On February 10, 2017, the Court of Appeals for the Second Circuit reversed the district court, ruling that the plaintiff as standing to pursue claims, in a “representative capacity,” on behalf of the ERISA plan in which he is a participant, and remanded to the district court for further proceedings on the question whether the plaintiff has standing to pursue claims on behalf of plans in which he is not a participant. On February 24, 2017, the defendants filed a petition for rehearing or rehearing en banc; that petition remains pending.
The Company’s subsidiary, Convergex Prime Services LLC (“CPS”) and the FDIC agreed in December 2015 to a settlement in principle resolving claims threatened by the FDIC to recover losses incurred by Montgomery Bank & Trust (“MBT”) as a result of the misconduct of Aubrey Lee Price; Price’s firm, PFG, was a client of CPS, which introduced PFG’s accounts to another firm for clearance and settlement on a fully disclosed basis. The FDIC is acting in its capacity as receiver of MBT. The settlement agreement has been finalized and the settlement amount paid. In addition, CPS and Convergex Execution Solutions LLC, another subsidiary of the Company, were named in a FINRA arbitration filed in March 2013 by the court-appointed receiver of PFG, in connection with trading losses allegedly suffered by investors in the PFG hedge fund separate and apart from the MBT losses. CPS and CES intend to vigorously defend against these claims in the arbitration, which is scheduled to take place in October-November 2017.

On the basis of the Company’s current knowledge and understanding, the Company does not believe that judgments or settlements, if any, arising from any other matter, either individually or in the aggregate, will have a material effect on the Company.
18. Off-Balance-Sheet Credit Risk
Customer Activities and Credit Risk
In securities transactions, the Company’s customer and correspondent clearance activities involve the execution and settlement of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer is unable to fulfill its contractual obligations.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

18. Off-Balance-Sheet Credit Risk (continued)
The Company’s customer securities activities are transacted on a delivery versus payment, cash or margin basis. In delivery versus payment transactions, the Company is exposed to risk of loss in the event of the customers’ or brokers’ inability to meet the terms of their contracts.
In margin transactions, the Company extends credit to clients collateralized by cash and securities in their account. In the event the customers or brokers fail to satisfy their obligations, the Company may be required to purchase or sell securities at prevailing market prices in order to fulfill the obligations.
The Company’s exposure to credit risk can be directly impacted by volatile securities markets, which may impair the ability of counterparties to satisfy their contractual obligations. The Company seeks to control its credit risk through a variety of reporting and control procedures, including establishing credit limits based upon a review of the customers’ financial condition and credit ratings. The Company seeks to control the risk associated with its customer margin transactions by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company also monitors required margin levels daily and, pursuant to its guidelines, requires customers to deposit additional collateral, or reduce positions, when necessary.
The Company typically enters into securities lending transactions in order to fund non-standard settlements and to earn residual interest rate spreads. Under these transactions, the Company receives cash collateral. Increases in securities prices may cause the market value of the securities loaned to exceed the amount of cash received as collateral. The Company mitigates the risk of the counterparty not returning the loaned securities by monitoring the market values daily and requiring additional cash as collateral when necessary, and when applicable, participating in a risk-sharing program offered through the OCC. The Company had gross obligations relating to securities loaned of $347.7 million and $365.6 million, of which cash collateral totaling $359.6 million and $380.0 million, was received at March 31, 2017 and December 31, 2016. These securities loaned are domestic equities that have no contractual maturity and may be recalled on demand at any time, subject to a three day notice period.
In the normal course of business, the Company obtains securities under securities borrowed, resale agreements, and custody agreements on terms which permit the Company to repledge or resell the securities to others. At March 31, 2017 and December 31, 2016, the Company had borrowed securities of $335.6 million and $366.3 million, of which cash collateral totaling $311.2 million and $356.4 million, was given to counterparties. Additional collateral of $35.1 and $24.2 million was held in the Company’s reserve bank, included on the consolidated balance sheets in restricted cash and securities at March 31, 2017 and December 31, 2016. The Company obtained securities with a fair value of $27.0 and $9.3 million under fully disclosed clearing agreements at March 31, 2017 and December 31, 2016.
The Company provides access to execution venues for certain customers via sponsored line agreements. These customers transmit non-solicited trade orders directly to the execution venue. The Company monitors the activity but does not have the ability to stop the activity, and is therefore exposed to risk of loss should the customer not meet its obligations. The Company is billed for activity flowing through these lines, and is reimbursed by the client. The Company is exposed to credit risk in the event that the client is unable to fulfill its obligations with respect to these charges. The Company may maintain cash and cash equivalents at financial institutions in excess of federally insured limits. The Company has not experienced any material losses in such accounts and does not believe it is exposed to significant credit risks.
In the normal course of business, certain activities of the Company involve the execution and clearance of customer securities transactions through clearing brokers. These activities may expose the Company to off-balance-sheet

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

18. Off-Balance-Sheet Credit Risk (continued)
risk in the event a customer is unable to fulfill its contractual obligation since, pursuant to the clearing agreement, the Company has agreed to indemnify the clearing brokers without limit for losses that the clearing brokers may sustain from the clients introduced by the Company. However, the transactions are collateralized by the underlying security, thereby reducing the associated risk of the position to the changes in the market value of the security through settlement date. At March 31, 2017 and December 31, 2016, there were no amounts to be indemnified to these clearing brokers pursuant to these agreements.
19. Other Expenses
The following table summarizes the components of other expenses: (all amounts in millions)

Quarter Ended March 31, 2017

Professional fees, net of insurance recoveries of $0.1	$(1.7)
Other	0.0
Other expenses	$(1.7)

Quarter Ended March 31, 2016
Professional fees, net of insurance recoveries of $1.6	$2.1
Other	0.0
Other expenses	$2.1

20. Regulatory Requirements

CES and Westminster Research Associates LLC (“WRA”) are subject to the SEC’s Uniform Net Capital Rule 15c3-1.
As of March 31, 2017, CES and WRA had regulatory net capital, regulatory net capital requirements, and excess regulatory net capital as follows: (all amounts in millions)

	Net Capital	Net Capital Requirement	Excess Net Capital

CES	$72.8	$1.7	$71.1
WRA	10.1	0.3	9.8

Convergex, Ltd (“CLtd”) is subject to the rules of the FCA in the United Kingdom regarding minimum capital. At March 31, 2017, CLtd had capital of £2.9 million (approximately $3.2 million), a minimum capital requirement as determined by CLtd’s internal capital adequacy assessment process of £1.3 million (approximately $1.5 million), and excess share capital of £1.6 million (approximately $1.9 million).

To the extent capital in these subsidiaries is restricted due to regulatory or other requirements, net capital and excess net capital may not be available to other entities to satisfy their obligations.

Convergex Group, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (continued)

21. Settlement agreements with the SEC and DOJ

In December 2013, certain of the Company’s direct and indirect subsidiaries were parties to resolutions of parallel investigations by the SEC and the DOJ.  The investigations were primarily related to certain global trading and transition management customer orders that had been routed to the former Bermuda trading desk of CGM, and the misconduct of certain former employees who at times between 2006 and 2011, concealed this activity and the compensation generated by CGM on those orders.

22. Insurance Recoveries

Included as a reduction to other expenses, on the consolidated statements of comprehensive loss was $0.1 million and $0.0 million, of insurance recoveries related to the Company’s reimbursement of legal costs of certain former employees in connection with the inquiries discussed above for the three months ended March 31, 2017 and 2016.

23. Subsequent Events

On April 1, 2017, GTCR transferred the one unit of Group which it owned to Holdings. The result was Group was 100% owned by Holdings.
On April 3, 2017, Cowen Group, Inc. (“Cowen”) announced the signing of a definitive agreement under which Cowen will acquire Group for a total consideration, less certain closing adjustments, for $116 million in cash and Cowen common stock. The transaction closed on June 1, 2017.